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                                                                   EXHIBIT 10.89

                                  VIRAGEN, INC.

                       OFFICERS AND DIRECTORS ALTERNATIVE
                             STOCK COMPENSATION PLAN

                                     ADOPTED
                                JANUARY 31, 2003

         WHEREAS, Viragen, Inc. (the "Company"), as a means to conserve cash, may, from time to time, desire to issue its common shares to officers and directors of the Company in lieu, in part or in whole, of salaries to officers and payments to directors for services on the Board of Directors and committees thereof; and

         WHEREAS, the issuance of common shares in lieu of such compensation payments may be made from time to time upon mutual concurrence by the Company and the officers and directors electing to receive such alternative compensation;

         NOW, THEREFORE, the Company hereby establishes the Officers and Directors Alternative Stock Compensation Plan (the "Plan") on the terms and conditions hereinafter provided.

         1. Stock may be issued in lieu, in part or in whole, of cash compensation upon the mutual concurrence of the Company and the participating officer and director.

         2. The maximum amount of common shares included under the Plan shall be 500,000 shares of common stock.

         3. The term of the Plan shall be for five years from the date hereof, and no common shares under this Plan may be issued following conclusion of the term hereof, except for services completed prior to the term.

         4. The stock to be issued under the Plan shall be valued based on the closing price of the common shares of the Company on the American Stock Exchange on the date of the meeting of the Board of Directors, or committee thereof, provided the director has attended in person such meeting or has participated through telephonic conference call facilities, subject to appropriate adjustment as determined by the Board of Directors. In the case of officers, the common shares shall be valued based on the closing price of the common shares of the Company on the American Stock Exchange on the last date of the relevant payroll period for the officer.

         5. The Company will file an appropriate registration statement under the Securities Act of 1933 in order to register the common shares to be issued to officers and directors under the Plan, subject to any deferral determined to be necessary to accommodate any financing of the Company.

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         6.       The Company reserves the right to terminate the Plan at any time prior to the conclusion of its term, in which case no shares will be issued under the Plan which have not theretofore been issued or committed to the officers and directors.

         IN WITNESS WHEREOF, this Plan was adopted pursuant to the authorization of the Board of Directors of the Company on the 31st day of January, 2003.

                                              BY ORDER OF THE BOARD OF DIRECTORS
                                              VIRAGEN, INC.

                                              By: /s/ Carl Singer
                                                  ------------------------------
                                                  Chairman of the Board

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